Exhibit 10.33

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated November 11, 2013 (the “Amendment”) by and between ACORN ENERGY, INC., a Delaware corporation (with its successors and assigns, referred to as the “Corporation”) and JOHN A. MOORE hereinafter referred to as “Moore.”

Preliminary Statement

The Corporation and Moore previously entered into an Employment Agreement dated as of December 13, 2012 (the “Agreement”), and the Corporation and Moore hereby desire to amend the Agreement as set forth herein.

Agreement

Moore and the Corporation therefore agree as follows:

1.	Reduction of Base Salary. The first sentence of Section 3(a) of the Agreement, Compensation-Base Salary, is hereby deleted and the following substituted in its place:

Effective as of the payroll period commencing October 16, 2013, the Corporation shall pay MOORE a base salary of $318,750 per annum through the end of the Term.

2.
Base Salary Applicable to Certain Termination Events. As used in clauses (d) and (e) of Section 6 of the Agreement, the term “then-current base salary” shall mean $425,000 (regardless of the amount specified in Section 3(a) of the Agreement as “base salary”.

3.	Payment Terms. The first sentence of Section 8 of the Agreement is hereby deleted and the following substituted in its place:

Payment of any amounts to which MOORE shall be entitled pursuant to the provisions of Section 6 shall be made in 12 equal monthly installments commencing on or after the six (6) month anniversary of the date of termination of employment, but in no event later than thirty (30) days following such six (6) month anniversary.

4.	Ratification. Moore and the Corporation hereby ratify and confirm the terms of the Agreement as amended hereinabove.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/JOHN A. MOORE
ACORN ENERGY, INC.

By:
/s/Heather K. Mallard
Title: Vice President, General Counsel & Secretary

By:
/s/Christopher E. Clouser
Title: Chairman of the Board, Chairman of the
Compensation Committee